SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


                         AULT INCORPORATED
      (Exact name of registrant as specified in its charter)

      Minnesota                         41-0842932
(State of Incorporation      (IRS Employeer/Identification
   or organization)                       No.)


    7300 Boone Avenue North
    Minneapolis, Minnesota              55428-1028
    (Address of principal               (zip code)
      executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class           Name of each exchange on which
to be so registered           each class is to be registered

       None                                 None

Securities to be registered pursuant to Section 12(g) of the Act:

                  Preferred Stock Purchase Rights
                         (Title of Class)


Item 1.   Description of Securities to be Registered.

On February 13, 1996, the Board of Directors of Ault Incorporated (the "Company") declared a dividend of one Right for each outstanding share of the Company's Common Stock, no par value (the "Common Stock"), to the stockholders of record at the close of business on March 4, 1996 (the "Record Date"). Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock"), at a price of $36 per one one-hundredth of a share (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of February 13, 1996 (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent.

Initially, the Rights will be attached implicitly to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. A Distribution Date for the Rights will occur upon the earlier of ten days following (i) a public announcement that, without the prior consent of the Board of Directors, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of voting securities having 15% or more of the voting power of the Company (the "Stock Acquisition Date"), or (ii) the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons having beneficial ownership of voting securities having 15% or more of the voting power of the Company.

Until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The
Rights will expire on February 13, 2006 unless earlier redeemed by the Company as described below.

In the event that any person becomes the beneficial owner of 15% or more of the voting power of the Company, ten (10) days thereafter (the "Flip-In Event") each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right,
Common Stock (or, in certain circumstances, a combination of cash, other property, Common Stock or other securities) which has a value of two times the Purchase Price of the Right (such right being called the "Flip-In Right"). In the event that the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value of two times the Purchase Price of the Right. Upon the occurrence of the Flip-In Event, any Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the voting power of the Company and prior to the acquisition by such person or group of 50% or more of the voting power of the Company, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time prior to the earlier to occur of (i) the tenth day after the Stock Acquisition Date, or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), which redemption shall be effective at such time as the Board of Directors shall establish. Additionally, the Continuing Directors may, following the Stock Acquisition Date, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that either (a) the Acquiring Person reduces his beneficial ownership to less than 15% of the voting power of the Company in a manner which is satisfactory to the Continuing Directors and there are no other Acquiring Persons, or (b) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person. The redemption of Rights described in the preceding sentence shall be effective only after ten (10) business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, it will not entitle the holder to any rights as a stockholder of the Company (other than those as an existing stockholder), including, without limitation, the right to vote or to receive dividends.

The terms of the Rights may be amended by the Board of Directors of the Company (i) prior to the Distribution Date in any manner, and
(ii) on or after the Distribution Date to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.

As of February 13, 1996, there were 2,094,276 shares of Common Stock issued and outstanding and 368,750 shares reserved for issuance pursuant to the exercise of outstanding stock options. Each outstanding share of Common Stock on March 4, 1996 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between the Record Date and the Distribution Date so that all such shares will have attached Rights. There will be 50,000 shares of Preferred Stock reserved for issuance upon exercise of the Rights.

The Rights Agreement is designed to protect shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all shareholders equally, including partial and twotier tender offers, coercive offers, and creeping stock accumulation programs. Such practices can pressure shareholders into tendering their investments prior to realizing the full value or total potential of such investments. The Rights Agreement is intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquiror to negotiate in good faith with the Board. The Rights Agreement is not intended to, and will not, prevent all unsolicited offers to acquire the Company. If an unsolicited offer is made, and the Board determines that it is fair and in the best interests of the Company and its shareholders, then, pursuant to the terms of the Rights Agreement, the Board has the authority to redeem the Rights and permit the offer to proceed. Essentially, the Rights Agreement will provide the Board with sufficient opportunity to evaluate the fairness of any unsolicited offer and the credibility of the bidder, and will therefore enable the Board to represent the interests of all shareholders more effectively. Of course, in deciding whether to redeem the Rights in connection with any unsolicited offer, the Board will be bound by its fiduciary obligations to act in the best interests of the Company and its shareholders.

The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the form of Rights Certificate, is attached hereto as
Exhibit 1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.
Item 2.   Exhibits.
Exhibit 1:

Form of Rights Agreement dated as of February 13, 1996 between Ault Incorporated and Norwest Bank Minnesota, National Association, which includes as Exhibit B thereto the form of Rights Certificate. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth day after the Stock Acquisition Date, or (ii) the tenth day after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons if, upon consummation thereof, such person or group would be the beneficial owner of 15% or more of the voting power of the Company.


                             SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   AULT INCORPORATED



/s/  Frederick M. Green
     Frederick M. Green, Chief Executive Officer

Dated: February 16, 1996





                                        EXHIBIT 1


                         AULT INCORPORATED



                                and




               NORWEST BANK MINNESOTA, N.A.
                           Rights Agent


                         RIGHTS AGREEMENT


                   Dated as of February 13, 1996


TABLE OF CONTENTS

SECTION                                           PAGE
 1.  Certain Definitions                           2

 2.  Appointment of Rights Agent                   9

 3.  Issue of Rights Certificates                 10

 4.  Form of Rights Certificates                  13

 5.  Countersignature and Registration            16

 6.  Transfer, Split Up, Combination and
     Exchange of Rights Certificates; Mutilated,
     Destroyed, Lost or Stolen Rights
     Certificates                                 17

 7.  Exercise of Rights; Purchase Price;
     Expiration Date of Rights                    19

 8.  Cancellation and Destruction of Rights
     Certificates                                 25

 9.  Reservation and Availability of Capital
     Stock                                        26

10.  Preferred Stock Record Date                  28

11.  Adjustment of Purchase Price, Number and
     Kind of Stock or Number of Rights            29

12.  Certificate of Adjusted Purchase Price or
     Number of Stock                              47

13.  Consolidation, Merger or Sale or Transfer
     of Assets or Earning Power                   48

14.  Fractional Rights and Fractional Stock       53

15.  Rights of Action                             56

16.  Agreement of Rights Holders                  57

17.  Rights Certificate Holder Not Deemed a
     Shareholder                                  58

18.  Concering the Rights Agent                   59

19.  Merger or Consolidation or Change of Name
     of Rights Agent                              60

20.  Duties of Rights Agent                       62

21.  Change of Rights Agent                       66

22.  Issuance of New Rights Certificates          68

23.  Redemption and Termination                   68

24.  Exchange                                     71

25.  Notice of Certain Events                     74

26.  Notices                                      75

27.  Supplements and Amendments                   76

28.  Successors                                   77

29.  Benefits of this Agreement                   78

30.  Administration of Agreement                  78

31.  Severability                                 79

32.  Governing Law                                79

33.  Counterparts                                 79

34.  Descriptive Headings                         79

Exhibit A:     Certificate of Designation, Preferences
               and Rights of Series A Junior Participating
               Preferred Stock

Exhibit B:     Form of Rights Certificate

Exhibit C:     Summary of Shareholders' Rights Plan


                         RIGHTS AGREEMENT

       RIGHTS AGREEMENT, dated as of February 13, 1996 (the

"Agreement"), between Ault Incorporated, a Minnesota corporation

(the "Company"), and Norwest Bank Minnesota, N.A., a Minnesota

corporation (the "Rights Agent").

                    W I T N E S S E T H

     WHEREAS, on February 13, 1996, the Board of Directors of the

Company authorized and declared a dividend distribution of one

Right (as hereinafter defined) for each outstanding share of the

Company's Common Stock, no par value (the "Common Stock")

outstanding at the close of business on March 4, 1996 (the "Record

Date"), each Right representing the right to purchase one one-

hundredth of a share of Series A Junior Participating Preferred

Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and

Rights of Series A Junior Participating Preferred Stock attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights") and further authorized the issuance of one Right with respect to each share of Common Stock that would become outstanding after the close of business on the

Record Date in accordance with the terms and subject to the

conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the

mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Certain Definitions.  For purposes of this

Agreement, the following terms have the meanings indicated:

          (a)  "Acquiring Person" shall mean any Person (as such

     term is hereinafter defined) who or which, together with all

     Affiliates (as such term is hereinafter defined) and

     Associates (as such term is hereinafter defined) of such

     Person, without the prior approval of a majority of the Board of Directors, shall be the Beneficial Owner (as such term is hereinafter defined) of voting securities having fifteen

     percent (15%) or more of the then voting power of the Company,

     but shall not include the Company, any Subsidiary of the

     Company, any employee benefit plan of the Company or of any

     Subsidiary of the Company, or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; provided, however, that if a Person is the

     Beneficial Owner at the close of business on the date of this

     Agreement of fifteen percent (15%) or more of the voting power of the Company, such Person shall not be deemed an Acquiring

     Person unless and until such Person acquires any additional

     Common Stock in any manner other than pursuant to a stock

     dividend, stock split, recapitalization or similar transaction that does not affect the percentage of outstanding Common

     Stock beneficially owned by such Person. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which,

     by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such

     Person to fifteen percent (15%) or more of the then voting power of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of fifteen

     percent (15%) or more of the then voting power of the Company then outstanding by reason of shares purchased by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Stock of the

     Company, then such Person shall be deemed to be an "Acquiring

     Person." Notwithstanding the foregoing, if a majority of the

     Continuing Directors then in office determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph

     (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of

     Common Stock so that such Person would no longer be an

     Acquiring Person, as defined pursuant to the foregoing

     provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this

     Agreement.

          (b)  "Acquisition Event" shall mean the Flip-In event or

     any event described in Section 13(a) hereof.

          (c) "Affiliate" and "Associate" shall have the respective

     meanings ascribed to such terms in Rule 12b-2 of the General

     Rules and Regulations under the Securities Exchange Act of

     1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

          (d) A Person shall be deemed the "Beneficial Owner" of,

     and shall be deemed to "beneficially own," any securities:

               (i)  which such Person or any of such Person's

          Affiliates or Associates beneficially owns, directly or

          indirectly;

               (ii)  which such Person or any of such Person's

          Affiliates or Associates has (A) the right or obligation

          to acquire (whether such right or obligation is

          exercisable or effective immediately or only after the

          passage of time) pursuant to any agreement, arrangement

          or understanding (whether or not in writing) or upon the

          exercise of conversion rights, exchange rights, rights

          (other than the Rights at any time prior to the

          occurrence of an Acquisition Event, but thereafter

          including the Rights acquired from and after the

          Distribution Date (as defined in Section 3(a) below)

          other than pursuant to Section 3(a) below), warrants or

          options, or otherwise; provided, however, that a Person

          shall not be deemed the "Beneficial Owner" of, or to

          "beneficially own," securities tendered pursuant to a

          tender or exchange offer made by such Person or any of

          such Person's Affiliates or Associates until such

          tendered securities are accepted for purchase or

          exchange; or (B) the right to vote pursuant to any

          agreement, arrangement or understanding (whether or not

          in writing); provided, however, that a Person shall not

          be deemed the "Beneficial Owner" of, or to "beneficially

          own," any security under this clause (B) if the

          agreement, arrangement or understanding to vote such

          security:  (1) arises solely from a revocable proxy given

          in response to a public proxy or consent solicitation

          made pursuant to, and in accordance with, the applicable

          rules and regulations of the Exchange Act, and (2) is not

          also then reportable by such Person on Schedule 13D under

          the Exchange Act (or any comparable or successor report);

          or

               (iii)  which are beneficially owned, directly or

          indirectly, by any other Person (or any Affiliate or

          Associate thereof) with which such Person or any of such

          Person's Affiliates or Associates has any agreement,

          arrangement or understanding (whether or not in writing

          and other then customary agreements with and between

          underwriters and selling group members with respect to a

          bona fide public offering of securities), for the purpose

          of acquiring, holding, voting (except pursuant to a

          revocable proxy as described in clause (B) of

          subparagraph (ii) of this paragraph (d)) or disposing of

          any voting securities of the Company.

               Notwithstanding the foregoing, a Person shall not be

          deemed to be the "Beneficial Owner" of or to

          "beneficially own" any securities that are issued, or

          proposed to be issued, to such Person pursuant to any

          stock option plan or other employee compensation plan or

          arrangement of the Company or any of its Subsidiaries.

          Furthermore, directors and officers of the Company shall

          not be deemed to beneficially own each others Common

          Stock solely due to their status as a director or officer

          of the Company.

               Notwithstanding anything in this definition of

          Beneficial Ownership to the contrary, the phrase "then

          outstanding," when used with reference to a Person's

          Beneficial Ownership of securities of the Company, shall

          mean the number of such securities then issued and

          outstanding together with the number of such securities

          not then actually issued and outstanding which suchPerson

          would be deemed to own beneficially hereunder.

          (e)  "Business Day" shall mean any day other than a

     Saturday, Sunday or a day on which banking institutions in the

     States of Minnesota or New York are authorized or obligated by law or executive order to close.

          (f)  "Close of business" on any given date shall mean

     5:00 P.M., Minneapolis, Minnesota time, on such date;

     provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Minneapolis, Minnesota time, on the next succeeding Business Day.

          (g)  "Common Stock" shall mean the Common Stock, no par

     value, of the Company (as such term is defined in the

     introductory paragraphs above) or any other shares of capital stock of the Company into which the Common Stock shall be

     reclassified or changed, except that "Common Stock" when used with reference to any Person other than the Company shall mean the shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity

     interests in such Person (if such Person is not a corporation)

     of any class or series, the terms of which do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation,

     dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the

     option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be

     reclassified or changed; provided, however, that if at any time there shall be more than one such class or series of

     capital stock or equity interests of such Person, "Common

     Stock" of such Person shall include all such classes and

     series substantially in the proportion of the total number of shares or other units of each class or series outstanding at such time.

          (h)  "Continuing Director" shall mean (i) any member of

     the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person or an

     Affiliate or Associate of an Acquiring Person, or a repre

     sentative or nominee of an Acquiring Person or of any such

     Affiliate or Associate, and was a member of the Board prior to the Stock Acquisition Date, and (ii) any successor of a

     Continuing Director, while such successor is a member of the

     Board, who is not an Acquiring Person, or an Affiliate or

     Associate of an Acquiring Person, or a representative or

     nominee of an Acquiring Person or of any such Affiliate or

     Associate and is recommended or elected to succeed the

     Continuing Director by a majority of the Continuing Directors.

          (i)  "Distribution Date" shall have the meaning set forth

     in Section 3 hereof.

          (j)  "Final Expiration Date" shall have the meaning set

     forth in Section 7 hereof.

          (k)  "Flip-In Event" shall have the meaning set forth in

     Section 11(a)(ii) hereof.

          (l)  "Person" shall mean any individual, firm,

     corporation, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

          (m)  "Preferred Stock" shall mean shares of Series A

     Junior Participating Preferred Stock, no par value, of the

     Company.

          (n)  "Stock Acquisition Date" shall mean the first date

     of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (o)  "Subsidiary" shall mean, with reference to any other

     Person, any corporation of which a majority of any class of equity security is beneficially owned, directly or indirectly,

     by such other Person.

          (p)  "Voting power of the Company" shall mean the

     collective voting power of the Common Stock of the Company.

     Any determination required by the definitions contained in this Section 1 shall be made by the Board in their good faith judgment, which determination shall be final and binding on the

Rights Agent.

     Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof,

shall prior to the Distribution Date also be the holders of the

Common Stock) in accordance with the terms and conditions hereof,

and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.  In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Company shall determine.

     Section 3.  Issue of Rights Certificates.

     (a)  Until the earlier of (i) the close of business on the tenth (10th) day after the Stock Acquisition Date, or (ii) the close of business on the tenth (10th) day (or such later date as may be determined by action of the Continuing Directors prior to such time as any Person becomes an Acquiring Person)

    after the date of the commencement of, or first public

    announcement of the intent of any Person (other than the

    Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any

    entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), to commence, a tender or exchange offer which would result in such person becoming an Acquiring Person (includingany such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earliest of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be

    evidenced (subject to the provisions of paragraph (b) of this

    Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which

    certificates for Common Stock shall be deemed also to be

    certificates for Rights) and not by separate certificates, and

    (y) the Rights (and the right to receive certificates therefor)

    will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).  As soon as practicable after the Distribution

    Date, the Rights Agent will send by first-class, postage

    prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held.  As of and after the

    Distribution Date, the Rights will be evidenced solely by such

    Rights Certificates.

       (b)  As promptly as practicable following the Record

    Date, the Company will send a copy of a Summary of the

    Shareholders' Rights Plan, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by firstclass,

    postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address

    of such holder shown on the records of the Company.   With

    respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the

    registered holders of the associated Rights.  Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7 hereof), the surrender for transfer of any of the certificates for the Common Stock outstanding on the

    Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such

    certificate.

          (c)  Certificates for the Common Stock issued after the

     Record Date but prior to the earlier of the Distribution Date or the Expiration Date, shall be deemed also to be

     certificates for Rights, and shall bear the following legend:

          This certificate also evidences and entitles the holder

          hereof to certain Rights as set forth in the Rights

          Agreement between Ault Incorporated and Norwest Bank

          Minnesota, N.A. dated as of February 13, 1996, (the

          "Rights Agreement"), the terms of which are hereby

          incorporated herein by reference and a copy of which is

          on file at the principal offices of Ault Incorporated.

          Under certain circumstances, as set forth in the Rights

          Agreement, such Rights will be evidenced by separate

          certificates and will no longer be evidenced by this

          certificate.  Ault Incorporated will mail to the holder

          of this certificate a copy of the Rights Agreement

          without charge promptly after receipt of a written

          request therefor.  Under certain circumstances, Rights

          issued to, or held by, an Acquiring Person, or an

          Affiliate or Associate thereof (as such terms are defined

          in the Rights Agreement) and any subsequent holder of

          such Rights may become null and void.

     With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii)

     the Expiration Date, the Rights associated with the Common

     Stock represented by such certificates shall be

     evidenced by such certificates alone and the registered

     holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.  In the event the Company purchases or

     acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common

     Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which is no longer outstanding.

Section 4.  Form of Rights Certificates.

     (a)  The Rights Certificates (and the forms of election to exercise and of assignment to be printed on the reverse thereof)

shall each be substantially in the form attached hereto as Exhibit

B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the

provisions of this Agreement, or as may be required to comply with any

applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the

Rights may from time to time be listed, or to conform to usage.

Subject to the provisions of Section 11 and Section 22 hereof, the

Rights Certificates, whenever distributed, shall be dated as of the

Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Preferred Stock (or Common Stock,

as the case may be) as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

          (b)  Any Rights Certificate issued pursuant to Section

     3(a) or Section 22 hereof that represents Rights beneficially owned by:  (i) an Acquiring Person or any Associate or

     Affiliate of an Acquiring Person, (ii) a transferee of an

     Acquiring Person (or any such Associate or Affiliate) who

     becomes a transferee after the Acquiring Person becomes such,

     except a transferee purchasing from or through a nationally recognized broker-dealer where such transferee and such

     transferee's Associates and Affiliates do not collectively acquire, and will not have acquired during the preceding 20 calendar days, in combination with the proposed transfer, an amount of Common Stock equal to more than one percent (1%) of the outstanding shares of Common Stock, and (iii) a transferee of an Acquiring Person (or any such Associate or Affiliate)

     who becomes a transferee prior to or concurrently with the

     Acquiring Person becoming such and receives such Rights

     pursuant to either (A) a transfer (whether or not for

     consideration) from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any

     Person with whom the Acquiring Person has any continuing

     agreement, arrangement or understanding regarding the

     transferred Rights or (B) a transfer which the Continuing

     Directors otherwise conclude in good faith is part of a plan,

     arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights

     Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any

     other Rights Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:

          The Rights represented by this Rights Certificate are or

          were beneficially owned by a Person who was or became an

          Acquiring Person or an Affiliate or Associate of an

          Acquiring Person (as such terms are defined in the Rights

          Agreement).  Accordingly, this Rights Certificate and the

          Rights represented hereby may become void in the

          circumstances specified in Section 7(e) of such

          Agreement.

     The provisions of Section 7(e) of the Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

     Section 5.  Countersignature and Registration.

          (a)  The Rights Certificates shall be executed on behalf

     of the Company by its Chief Executive Officer, its President

     or any Vice President either manually or by facsimile

     signature, which shall be attested by the Secretary or any

     Assistant Secretary of the Company, either manually or by

     facsimile signature.  The Rights Certificates shall be

     manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights

     Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates,

     nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights

     Certificates had not ceased to be such officer of the Company;

     and any Rights Certificates may be signed on behalf of the

     Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the

     Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b)  Following the Distribution Date, the Rights

     Agentwill keep or cause to be kept, at its offices in South

     St. Paul, Minnesota or New York, New York, books for

     registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights

     Certificates and the date of each of the Rights Certificates.

     Section 6.  Transfer, Split Up, Combination and Exchange of

Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights

Certificates.

          (a)  Subject to the provisions of Section 14 hereof, at

     any time after the close of business on the Distribution Date,

     and at or prior to the close of business on the Expiration

     Date, any Rights Certificate or Certificates(other than Rights

     Certificates representing rights that have become void

     pursuant to Section 11(a)(ii) hereof or that have been

     exchanged pursuant to Section 24 hereof) may be transferred,

     split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Rights

     Certificate or Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to

     transfer, split up, combine or exchange

     any Rights Certificate shall make such request in writing

     delivered to the Rights Agent, and shall surrender the Rights

     Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office or offices of the

     Rights Agent designated for such purpose. Thereupon the Rights

     Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up,

     combination or exchange of Rights Certificates.

          (b)  Upon receipt by the Company and the Rights

     Agent of evidence reasonably satisfactory to them of the loss,

     theft, destruction or mutilation of a Rights Certificate, and,

     in case of loss, theft or destruction, of indemnity or

     security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the

     Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and

     delivery to the registered owner in lieu of the Rights

     Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration

Date of Rights.

          (a)  The registered holder of any Rights Certificate may

     exercise the Rights evidenced thereby (except as otherwise provided herein including without limitation, the restrictions on exercisability set forth in Section 9(c), Section 1(a)(iii)

     and Section 23(a) hereof) in whole or in part at any time

     after the Distribution Date upon surrenderof the Rights

     Certificate, with the form of election to exercise on the

     reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such

     purpose, together with payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock (or, if

     applicable, such other number of shares or other securities)

     as to which the Rights are exercised, at or prior to the

     earlier of (i) the close of business on February 14, 2006 (the

     "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such earlier time being herein referred to as the "Expiration Date").  Any

     Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the

     rights of a registered holder of a Rights Certificate with respect to the Rights associated with such shares of Common

     Stock in accordance with and subject to the provisions of this

     Agreement, including the provisions of Section 7(e) hereof, as of the date such Person becomes a record holder of shares of

     Common Stock.

          (b)  The Purchase Price for each one one-hundredth of a

     share of Preferred Stock pursuant to the exercise of a Right shall initially be Thirty-six Dollars ($36), and shall be

     subject to adjustment from time to time as provided in Section

     11 hereof and shall be payable in lawful money of the United

     States of America in accordance with paragraph (c) below.

      (c)  Upon receipt of a Rights Certificate representing

     exercisable Rights, with the form of election to exercise duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall thereupon promptly (i)

     (A) requisition from any transfer agent of the shares of

     Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of shares of Preferred Stock to be purchased and the Company

     hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of

     Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent

     depositary receipts representing such number of one one

     hundredth of a share of Preferred Stock as are to be purchased

     (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the

     transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii)

     when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in

     accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be

     delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate,

     after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

     The payment of the Purchase Price (as such amount may be

     reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified check, cashier's check, bank draft or money order payable to the order of the Company, except that if so provided by the Board, the payment of the Purchase Price following the FlipIn Event and until the first occurrence of an event described in Section 13 may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock of the Company equal to the then Purchase Price divided by the closing price (as

     determined pursuant to Section 11(d) hereof) per share of

     Common Stock on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or

     distribute other property pursuant to Section 11(a)(iii)

     hereof, the Company will make all arrangements necessary so that such other securities, cash, and/or property are

     available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the

     Rights by a holder pursuant to Section 11(a)(ii), the Rights

     Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise

     indicating thereon that the rights represented by such Rights

     Certificate no longer include the rights provided by Section

     11(a)(ii) of the Rights Agreement and if less than all the

     Rights represented by such Rights Certificate were so

     exercised, the Rights Agent shall indicate on the Rights

     Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

          (d)  In case the registered holder of any Rights

     Certificate shall exercise (except pursuant to Section

     11(a)(ii)) less than all the Rights evidenced thereby, a new

     Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.


          (e)  Notwithstanding anything in this Agreement to the

     contrary, from and after the occurrence of a Flip-In Event,

     any Rights beneficially owned by (a) an Acquiring Person or an

     Associate or Affiliate of an Acquiring Person, (b) except as provided below or in Section 4(b), a transferee of an

     Acquiring Person (or any such Associate or Affiliate) who

     becomes a transferee after the Acquiring Person becomes such,

     and (c) except as provided below, a transferee of an Acquiring

     Person (or any such Associate or Affiliate) who becomes a

     transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (i)

     a transfer (whether or not for consideration) from the

     Acquiring Person to or on behalf of holders of equity

     interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (ii) a transfer which the Continuing Directors otherwise conclude in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of this

     Section 7(e), shall become null and void  without any further action, and any holder of such Rights shall thereupon have no right to exercise such Rights under any provision of this

     Agreement. A majority of the Continuing Directors may in

     appropriate circumstances waive application of this Section

     7(e) and the requirements of Section 4(b) to any transfer by an Acquiring Person in connection with a transfer or series of transfers which cause an Acquiring Person to become the

     Beneficial Owner of voting securities having less than fifteen percent (15%) of the voting power of the Company.  The Company shall use allreasonable efforts to insure that the provisions of this Section 7(e) hereof are complied with, but shall have no liability to any holder of Rights for the inability to make any determinations with respect to an Acquiring Person or any of their respective Affiliates, Associates or transferees

     hereunder.

          (f)  Notwithstanding anything in this Agreement to the

     contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Rights

     Certificate surrendered for such exercise shall have been

     completed and signed by the registered holder thereof and the

     Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial

     Owner) of such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8.  Cancellation and Destruction of Rights

Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no

Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The

Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Rights Certificates to the Company.


     Section 9.  Reservation and Availability of Capital stock.

          (a)  The Company covenants and agrees that it willcause

     to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the

     occurrence of an Acquisition Event, Common Stock and/or other securities) or any authorized and issued shares of Preferred

     Stock (and following the occurrence of an Acquisition Event,

     Common Stock and/or other securities) held in its treasury,

     the number of shares of Preferred Stock (and, following the occurrence of an Acquisition Event, Common Stock and/or other securities) that, except as provided in Section 11(a)(iii) and subject to Section 7(e) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

        (b)  So long as the shares of Preferred Stock (and,

     following the occurrence of an Acquisition Event, Common Stock and/or other securities) issuable upon the exercise of the

     Rights may be listed on any national securities exchange, the

     Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares

     reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c)  The Company shall use its best efforts to (i) file,

     as soon as practicable following the Distribution Date, a

     registration statement under the Securities Act of 1933 (the

     "Act"), with respect to the Rights and the securities

     purchasable upon exercise of the Rights on an appropriate

     form, (ii) cause such registration statement to become

     effective as soon as practicable after such filing, and (iii)

     cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act)

     until the date of the expiration of the Rights.  The Company will also take such action as may be appropriate under the

     Blue Sky laws of the various states.  The Company may

     temporarily suspend, for a period of time not to exceed ninety

     (90) days, the exercisability of the Rights in order to

     prepare and file any required registration statement.  Upon any such suspension, the Company shall issue a public

     announcement stating that the exercisability of the Rights has been temporarily suspended.

          (d)  The Company covenants and agrees that it will

     takeall such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of an

     Acquisition Event, Common Stock and/or other securities)

     delivered upon exercise of Rights shall, at the time of

     delivery of the certificates for such shares (subject to

     payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or

     securities.

          (e)  The Company further covenants and agrees that it

     will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any

     transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of the shares of Preferred

     Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the

     registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any

     certificates for shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any

     Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the

     Company's satisfaction that no such tax is due.

     Section 10.  Preferred Stock Record Date.  Each person in

whose name any certificate for shares of Preferred Stock (or Common

Stock, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or Common Stock, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such

Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the

Preferred Stock (or Common Stock, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such

certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock, as the case may be)

transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable,

including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11.  Adjustment of Purchase Price, Number and Kind of

Stock or Number of Rights.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights

outstanding are subject to adjustment from time to time as provided in this Section 11.


          (a)  (i)  In the event the Company shall at any time

          after the date of this Agreement (A) declare a dividend

          on the Preferred Stock payable in shares of Preferred

          Stock, (B) subdivide the outstanding Preferred Stock, (C)

          combine the outstanding Preferred Stock into a smaller

          number of shares, or (D) issue any shares of its capital

          stock in a reclassification of the Preferred Stock

          (including any such reclassification in connection with a

          consolidation or merger in which the Company is the

          continuing or surviving corporation), except as otherwise

          provided in this Section 11(a) and in Section 7(e)

          hereof, the Purchase Price in effect at the time of the

          record date for such dividend or of the effective date of

          such subdivision, combination or reclassification, and

          the number and kind of shares of Preferred Stock or

          capital stock, as the case may be, issuable on such date,

          shall be proportionately adjusted so that the holder of

          any Right exercised after such time shall be entitled to

          receive the aggregate number and kind of shares of

          Preferred Stock or capital stock, as the case may be,

          which, if such Right had been exercised immediately prior

          to such date and at a time when the Preferred Stock

          transfer books of the Company were open, he would have

          owned upon such exercise and been entitled to receive by

          virtue of such dividend, subdivision, combination or

          reclassification; provided, however, that in no event

          shall the consideration to be paid upon the exercise of

          one Right be less than the aggregate par value of the

          shares of capital stock of the Company issuable upon

          exercise of one Right.  If an event occurs which would

          require an adjustment under both Section 11(a)(i) and

          Section 11(a)(ii), the adjustment provided for in this

          Section 11(a)(i) shall



          be in addition to, and shall be made prior to any

          adjustment required pursuant to Section

          11(a)(ii).

               (ii)  Subject to Section 24 of this Agreement, at

          the close of business on the tenth (10th) day after the

          Stock Acquisition Date (the "Flip-In Event"), proper

          provision shall be made so that each holder of a Right,

          except as provided below and in Section 7(e) hereof,

          shall thereafter have a right to receive, upon exercise

          thereof at the then current Purchase Price in accordance

          with the terms of this Agreement, in lieu of shares of

          Preferred Stock, such number of shares of Common Stock of

          the Company as shall equal the result obtained by (x)

          multiplying the then current Purchase Price by the then

          number of one one-hundredths of a share of Preferred

          Stock for which a Right is then exercisable and dividing

          that product by (y) 50% of the current market price

          (determined pursuant to Section 11(d) hereof) per share

          of Common Stock on the date on which the first of the

          events listed above in this subparagraph (ii) occurs. In

          the event that any Person shall become an Acquiring

          Person and the Rights shall then be outstanding, the

          Company shall not take any action which would eliminate

          or diminish the benefits intended to be afforded by the

          Rights.

     (iii)  In lieu of issuing shares of Common Stock in accordance with Section 11(a)(ii) hereof, the Company may, if a majority of the Continuing Directors then in office determine that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Common Stock,

    other securities or any combination thereof having an aggregate value equal to the value of the shares of Common Stock which otherwise would have been issuable pursuant to Section

    11(a)(ii), which value shall be determined by a nationally recognized investment banking firm selected by a majority of

    Continuing Directors then in office.  For purposes of the

    preceding sentence, the value of any preferred stock which a majority of the Continuing Directors determines to be a "common stock equivalent" shall be deemed to have the same value as the

    Common Stock.  Any such election by the Continuing Directors must be made and publicly announced within 60 days of the Flip-

    In Event. Following the occurrence of the Flip-In Event, a majority of the Continuing Directors then in office may suspend the exercisability of the Rights for a period of up to 60 days following the occurrence of such Flip-In Event to the extent that the Continuing Directors have not determined whether to exercise their rights of election under this paragraph

    (a)(iii).  In the event of any such suspension, the Company shall issue a public announcement stating that the

    exercisability of the Rights has been temporarily suspended.

    (b)  In case the Company shall fix a record date for the

issuance of rights, options or warrants to all holders of Preferred

Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred

Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into

Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to Section 11(d)

hereof) per share of Preferred Stock on such record date, the

Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of

Preferred Stock and/or equivalent preferred stock so to be offered

(and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of

Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);

provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.  Stock of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants

are not so issued, the Purchase Price shall be adjusted to be the

Purchase Price which would then be in effect if such record date had not been fixed.

     (c)  In case the Company shall fix a record date for a

distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets

(other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in

Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per one onehundredth of a share of Preferred Stock on such record date, less the fair market value

(as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants

applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to

Section 11(d) hereof) per one one-hundredth of a share of Preferred

Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the

aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

     (d)  (i)  For the purpose of any computation hereunder, the

     "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive

     Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Common Stock is

     determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or

     reclassification of such Common Stock, and prior to the

     expiration of the thirty (30) Trading Day period after the ex-

     dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification,

     then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading.

     The closing price for each day shall be the last sale price,

     regular way, or, in case no such sale takes place on such day,

     the average of the closing bid and asked prices, regular way,

     in either case as reported in the principal consolidated

     transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted  to

     trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with

     respect to securities listed on the principal national

     securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common

     Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National

     Association of Securities Dealers, Inc. Automated Quotation

     System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common

     Stock, the fair value of such shares on such date as

     determined in good faith by the Board shall be used.  The term

     "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a

     Business Day.  If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board (or if there are Continuing Directors then in

     office, a majority of the Continuing Directors then in

     office), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.



          (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the

     Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof).  If the current market price per share of Preferred Stock cannot be determined in the manner provided above, the "current market price" per share of

     Preferred Stock shall be conclusively deemed to be an amount equal to 100 times the current market price per share of

     Common Stock, as appropriately adjusted for stock splits,

     stock dividends or similar transactions after the date hereof.

     If neither the Common Stock nor the Preferred Stock is

     publicly held or so listed or traded, "current market price"

     per share shall mean the fair value per share as determined in good faith by the Board (or if there are Continuing Directors then in office, a majority of the Continuing Directors then in office), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (e)  Anything herein to the contrary notwithstanding, no

    adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be.  Notwithstanding the first sentence of this

    Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of(i) three (3) years from the date of the transaction which mandates such adjustment, or

    (ii) the Expiration Date.

       (f)  If as a result of an adjustment made pursuant to

    Section 11(a) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any shares of

    capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the

    provisions contained in Section 11(a), (b), (c), (e), (g), (h),

    (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10,

    13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

         (g)  All Rights originally issued by the Company

    subsequent to any adjustment made to the Purchase Price

    hereunder shall evidence the right to purchase, at the adjusted

    Purchase Price, the number of shares of Preferred Stock

    purchasable from time to time hereunder upon exercise of the

    Rights, all subject to further adjustment as provided herein.

         (h)  Unless the Company shall have exercised its election

    as provided in Section 11(i), upon each adjustment of the

    Purchase Price as a result of the calculations made in Sections

    11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one onehundredth of a share covered by the Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase

    Price, and (ii) dividing the product so obtained by the

    Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i)  The Company may elect on or after the date of any

     adjustment of the Purchase Price to adjust the number of

     Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a

     Right.  Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredth of a share of Preferred Stock for which a

     Right was exercisable immediately prior to such adjustment.

     Each Right held of record prior to such adjustment of the

     number of Rights shall become that number of Rights

     (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in

     effect immediately after adjustment of the Purchase Price. The

     Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter,

     but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public

     announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this

     Section 11(i), the Company shall, as promptly as practicable,

     cause to be distributed to holders of record of Rights

     Certificates on such record date Rights Certificates

     evidencing, subject toSection 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof,

     if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner

     provided for herein (and may bear, at the option of the

     Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j)  Irrespective of any adjustment or change in the

     Purchase Price or the number of one one-hundredth of a share of Preferred Stock issuable upon the exercise of the Rights,

     the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the

     number of shares which were expressed in the initial Rights

     Certificates issued hereunder.

          (k)  Before taking any action that would cause an

     adjustment reducing the Purchase Price below the then stated

     or par value, if any, of the shares of Preferred Stock

     issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel,

     be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Preferred Stock,

     Common Stock or other securities at such adjusted Purchase

     Price.

               (l)  In any case in which this Section 11 shall

     require that an adjustment in the Purchase Price be made

     effective as of a record date for a specified event, the

     Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and

     other capital stock or securities of the Company, if any,

     issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to

     receive such additional shares upon the occurrence of the

     event requiring such adjustment.

          (m)  Anything in this Section 11 to the contrary

     notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those

     adjustments expressly required by this Section 11, as and to the extent that in their sole discretion a majority of the

     Continuing Directors then in office shall determine to be

     advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market

     price, (iii) issuance wholly for cash of shares of Preferred

     Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock

     dividends or (v) issuance of rights, options or warrants

     referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

          (n)  The Company covenants and agrees that it shall not,

     at any time after the Distribution Date, (i) consolidate with,

     (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one or more

     transactions, assets or earning power aggregating more than

     50% of the assets or earning power of the Company and its

     Subsidiaries (taken as a whole) to, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreement in effect which would

     substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (o)  The Company covenants and agrees that, after the

     Stock Acquisition Date, it will not, except as permitted by

     Section 23 hereof, take (or permit any Subsidiary to take) any action the purpose or effect of which is to diminish

     substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p)  Anything in this Agreement to the contrary

     notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the

     Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii)

     subdivide the outstanding Common Stock, (iii) combine the

     outstanding Common Stock into a smaller number of shares, or

     (iv) issue any shares of its capital stock in a

     reclassification of the outstanding Common Stock, the number of Rights associated with each share of Common Stock shall be proportionately adjusted so that the number of Rights

     thereafter associated with each share of Common Stock

     following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of

     Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of

     Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately

     following the occurrence of such event.

          (q)  The exercise of Rights under Section 11(a)(ii) shall

     only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement,

     including the rights represented by Section 13.

     Section 12.  Certificate of Adjusted Purchase Price or Number

of Stock.  Whenever an adjustment is made as provided in Sections

11 and 13 hereof, the Company shall (a) promptly prepare a

certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred

Stock and the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13.  Consolidation, Merger or Sale or Transfer of

Assets or Earning Power.

     (a)  In the event that, following the Stock Acquisition Date,

     directly or indirectly, (x) the Company shall consolidate

     with, or merge with and into, any other Person, and the

     Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall

     consolidate with, or merge with or into, the Company, and the

     Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such

     consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer

     (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning

     power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any

     Person or Persons (other than the Company or any Subsidiary of the Company), then, and in each such case, proper provision shall be made so that: (i)  each holder of a Right, shall

     thereafter have the right to receive, upon the exercise

     thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then

     current Purchase Price by the then number of one onehundredth of a share of Preferred Stock for which a Right is then

     exercisable (without giving effect to the occurrence, if any,

     of any transaction described in Section 11(a)(ii) hereof) and

     (2) dividing that product by 50% of the current market price

     (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of

     consummation of such consolidation, merger, sale or transfer;

     (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company

     pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it

     being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such

     Principal Party shall take such steps (including, but not

     limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its shares of

     Common Stock thereafter deliverable upon the exercise of the

     Rights.

          (b)  "Principal Party" shall mean:

               (i)  in the case of any transaction described in (x)

          or (y) of the first sentence of Section 13(a), the Person

          that is the issuer of any securities into which shares of

          Common Stock of the Company are converted in such merger

          or consolidation, and if no securities are so issued, the

          Person that is the other party to such merger or

          consolidation; and

               (ii)  in the case of any transaction described in

          (z) of the first sentence in Section 13(a), the Person

          that is the party receiving the greatest portion of the

          assets or earning power transferred pursuant to such

          transaction or transactions;

     provided, however, that in any such case, (1) if the Common

     Stock of such Person is not at such time and has not been

     continuously over the preceding twelve (12) month period

     registered under Section 12 of the Exchange Act, and such

     Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered,

     "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of

     which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common

     Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned,

     directly or indirectly, by the same Person, the rules set

     forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c)  The Company shall not consummate any such

     consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement

     providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as

     practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13,

     the Principal Party will:

               (i)  prepare and file a registration statement under

          the Act, with respect to the Rights and the securities

          purchasable upon exercise of the Rights on an appropriate

          form, and will use its best efforts to cause such

          registration statement to (A) become effective as soon as

          practicable after such filing and (B) remain effective

          (with a prospectus at all times meeting the requirements

          of the Act) until the Expiration Date;

               (ii)  use its best efforts to qualify or register

          the Rights and the securities purchasable upon exercise

          of the Rights under the blue sky laws of such

          jurisdictions as may be necessary or appropriate; and

               (iii)  will deliver to holders of the Rights

          historical financial statements for the Principal Party

          and each of its Affiliates which comply in all material

          respects with the requirements for registration on Form

          10 under the Exchange Act.


     The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such

     transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements

     which, as a result of the consummation of such

     transaction,would eliminate or substantially diminish the

     benefits intended to be afforded by the Rights.  The

     provisions of this Section 13 shall similarly apply to

     successive mergers or consolidations or sales or other

     transfers.  The rights under this Section 13 shall be in

     addition to the rights to exercise Rights and adjustments

     under Section 11(a)(ii) and shall survive any exercise

     thereof.

     Section 14.  Fractional Rights and Fractional Stock.

          (a)  The Company shall not be required to issue fractions

     of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional

     Rights, there shall be paid to the registered holders of the

     Rights Certificates with regard to which such fractional

     Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole

     Right.  For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the

     Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise

     issuable.  The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with

     respect to securities listed or admitted to trading on the New

     York Stock Exchange or, if the Rights are not listed or

     admitted to trading on the New York Stock Exchange, as

     reported in the principal consolidated transaction reporting system with respect to securities listed on the principal

     national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or

     admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter

     market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.

     If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as

     determined in good faith by the Board shall be used.

          (b)  The Company shall not be required to issue fractions

     of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of

     Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred

     Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock).  Fractions of shares of Preferred Stock in integral multiples of one one-

     hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a

     depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred

     Stock represented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock,

     the Company may pay to the registered holders of Rights

     Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of

     Preferred Stock.  For purposes of this Section 14(b), the

     current market value of one one-hundredth of a share of

     Preferred Stock shall be one one-hundredth of the closing sale price of a share of Preferred Stock (as determined pursuant to of Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c)  Following the occurrence of an Acquisition Event,

     the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock.

     In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock.  For purposes of this Section

     14(c), the current market value of one (1) share of Common

     Stock shall be the closing sale price of a share of Common

     Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such

     exercise.

          (d)  The holder of a Right by the acceptance of the

     Rights expressly waives his right to receive any fractional

     Rights or any fractional shares upon exercise of a Right,

     except as permitted by this Section 14.


     Section 15.  Rights of Action.  All rights of action in

respect of this Agreement, excepting the rights of action given to the Rights Agreement under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and,

prior to the Distribution Date, the registered holders of the

Common Stock); and any registered holder of any Rights Certificate

(or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other

Rights Certificate (or, prior to the Distribution Date, of the

Common Stock), may in his own behalf and for his own benefit,

enforce, and may institute and maintain any suit, action or

proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such

Rights Certificate in the manner provided in such Rights

Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is

specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.  Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

     Section 16.  Agreement of Rights Holders.  Every holder of a

Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a)  prior to the Distribution Date, the Rights will be

     transferable only in connection with the transfer of Common

     Stock;

           (b)  after the Distribution Date, the Rights

     Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer; and

           (c)  the Company and the Rights Agent may deem and treat

     the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock

     certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the

     associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever,

     and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     Section 17.  Rights Certificate Holder Not Deemed a

Shareholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a

shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the

Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.

          (a)  The Company agrees to pay to the Rights Agent

     reasonable compensation for all services rendered by it

     hereunder and, from time to time, on demand of the Rights

     Agent, its reasonable expenses and counsel fees and

     disbursements and other disbursements incurred in the

     administration and execution of this Agreement and the

     exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the

     Rights Agent in connection with the acceptance and

     administration of this Agreement, including the costs and

     expenses of defending against any claim of liability arising therefrom, directly or indirectly.

          (b)  The Rights Agent shall be protected and shall incur

     no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

     Agreement in reliance upon any Rights Certificate or

     certificate for Common Stock or for other securities of the

     Company, instrument of assignment or transfer, power of

     attorney, endorsement, affidavit, letter, notice, direction,

     consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and,

     where necessary, verified or acknowledged, by the proper

     Person or Persons or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19.  Merger or Consolidation or Change of Name of

Rights Agent.

          (a)  Any corporation into which the Rights Agent or any

     successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor

     Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights

     Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be

     eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights

     Agent may adopt the countersignature of a predecessor Rights

     Agent and deliver such Rights Certificates so countersigned;

     and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and

     in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this

     Agreement.

          (b)  In case at any time the name of the Rights Agent

     shall be changed and at such time any of the Rights

     Certificates shall have been countersigned but not delivered,

     the Rights Agent may adopt the countersignature under its

     prior name and deliver Rights Certificates so countersigned;

     and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent

undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the

Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a)  The Rights Agent may consult with legal counsel

     selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete

     authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b)  Whenever in the performance of its duties under this

     Agreement the Rights Agent shall deem it necessary or

     desirable that any fact or matter (including, without

     limitation, the identity of any Acquiring Person and the

     determination of "current market price") be proved or

     established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a

     certificate signed by the Chief Executive Officer, the

     President or any Vice President, the Secretary or any

     Assistant Secretary of the Company and delivered to the Rights

     Agent; and such certificate shall be full authorization to the

     Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c)  The Rights Agent shall be liable hereunder only for

     its own negligence, bad faith or willful misconduct.

          (d)  The Rights Agent shall not be liable for or by

     reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such

     Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e)  The Rights Agent shall not be under any

     responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its

     countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the

     provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the

     ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certifications after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred

     Stock to be issued pursuant to this Agreement or any Rights

     Certificate or as to whether any shares of Common Stock or

     Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f)  The Company agrees that it will perform, execute,

     acknowledge and deliver or cause to be performed, executed,

     acknowledged and delivered all such further and other acts,

     instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the

     Rights Agent of the provisions of this Agreement.

          (g)  The Rights Agent is hereby authorized and directed

     to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the

     President or any Vice President, the Secretary or any

     Assistant Secretary of the Company, and to apply to such

     officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h)  The Rights Agent and any shareholder, director,

     officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the

     Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other

     capacity for the Company or for any other legal entity.

          (i)  The Rights Agent may execute and exercise any of the

     rights or powers hereby vested in it or perform any duty

     hereunder either itself or by or through its attorneys or

     agents, and the Rights Agent shall not be answerable or

     accountable for any act, or omission, default, neglect or

     misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, or omission, default,

     neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (j)  No provision of this Agreement shall require the

     Rights Agent to expend or risk its own funds or otherwise

     incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     Section 21.  Change of Rights Agent.  The Rights Agent or any

successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common

Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by firstclass mail. The

Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights

Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock,

byregistered or certified mail, and to the holders of the Rights

Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the

Company shall appoint a successor to the Rights Agent. If the

Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a

Rights Certificate (who shall, with such notice, submit his Rights

Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of

competent jurisdiction for the appointment of a new Rights Agent.

Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the States of

Minnesota or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Minnesota or New York), in good standing, having a principal office in the States of Minnesota or New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers,

rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the

predecessor Rights Agent shall deliver and transfer to the

successor Rights Agent any property at the time held by it

hereunder, and execute and deliver any further assurance,

conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock,

and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the

Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Rights Certificates.

Notwithstanding any of the provisions of this Agreement or of the

Rights to the contrary, the Company may, at its option, issue new

Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the

Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights

Certificates made in accordance with the provision of this

Agreement.  In addition, the Company may, if deemed necessary or appropriate by the Board, issue Rights Certificates in connection with the sale of shares of Common Stock following the Distri bution

Date.

     Section 23.  Redemption and Termination.

               (a) (i)  The Board may, at its option, at any time

          prior to the close of business on the earlier of (i) the

          Flip-In Event, or (ii) the Final Expiration Date, redeem

          all but not less than all the then outstanding Rights at

          a redemption price of $.001 per Right, appropriately

          adjusted to reflect any stock split, stock dividend or

          similar transaction occurring after the date hereof (such

          redemption price being hereinafter referred to as the

          "Redemption Price"). The redemption of the Rights by the

          Board may be made effective at such time, on such basis

          and with such conditions as the Board in its sole

          discretion may establish.

               (ii)  In addition, a majority of the Continuing

          Directors may redeem all but not less than all of the

          then outstanding Rights at the Redemption Price following

          the occurrence of a Stock Acquisition Date but prior to

          any event described in Section 13(a) either (x) if each

          of the following shall have occurred and remain in

          effect:  (1) a Person who is an Acquiring Person shall

          have transferred or otherwise disposed of a number of

          shares of Common Stock in a manner satisfactory to the

          Continuing Directors such that such Person is thereafter

          a Beneficial Owner of voting securities having less than

          fifteen percent (15%) of the voting power of the Company,

          and (2) there is no other Person, immediately following

          the occurrence of the event described in clause (1), who

          is an Acquiring Person, or (y) in connection with any

          transaction not involving an Acquiring Person or an

          Affiliate or Associate of an Acquiring Person.

          (b)  In the case of a redemption permitted under Section

     23(a)(i), immediately upon the action of the Board

     of Directors of the Company ordering the redemption of the

     Rights, evidence of which shall have been filed with the

     Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  In the case of a redemption permitted only under Section 23(a)(ii), evidence of which

     shall have been filed with the Rights Agent, the right to

     exercise the Rights will terminate and represent only the

     right to receive the Redemption Price only after ten (10)

     business days following the giving of notice of such

     redemption to the holders of such Rights.  Within ten (10)

     days after the action of the Board of Directors or

     theContinuing Directors, as the case may be, ordering any such redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights

     Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the

     Transfer Agent for the Common Stock.  Any notice which is

     mailed in the manner herein provided shall be deemed given,

     whether or not the holder receives the notice.  Each such

     notice of redemption will state the method by which the

     payment of the Redemption Price will be made.

     Section 24.  Exchange.

          (a) The Board may, at its option, at any time after the

     occurrence of an Acquisition Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the

     provisions of Section 11(a)(ii) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right,

     appropriately adjusted to reflect any stock split, stock

     dividend or similar transaction occurring after the date

     hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").  Notwithstanding the foregoing, the

     Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all

     Affiliates and Associates of such Person, becomes the

     Beneficial Owner of fifty (50%) or more of the voting power of the Company.

               (b) Immediately upon the action of the Board

     ordering the exchange of any Rights pursuant to paragraph (a)

     of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the

     failure to give, or any defect in, such notice shall not

     affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange shall state the method by which the exchange of the

     Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be

     exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)

     hereof) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 24, the

     Company, at its option, may substitute Preferred Stock (or equivalent preferred stock, as such term is defined in Section

     11(b) hereof) for some or all of the Common Stock exchangeable for Rights, at the initial rate of one one hundredth of a

     share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to

     reflect adjustments in the voting rights of the Preferred

     Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of

     Common Stock shall have the same voting rights as one share of

     Common Stock.

          (d) In the event that there shall not be sufficient

          shares of Common Stock or Preferred Stock issued but not

     outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24,

     the Company shall take all such action as may be necessary to authorize additional Common Stock or Preferred Stock for

     issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions

     of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock  would

     otherwise be issuable an amount in cash equal to the same

     fraction of the current market value of a whole share of

     Common Stock.  For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof)

     for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25.  Notice of Certain Events.  In case the Company shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of

Preferred Stock or to make any other distribution to the holders of

Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred

Stock (other than a reclassification involving only thesubdivision of outstanding shares of Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its

Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to each holder of a

Rights Certificate, to the extent feasible and in accordance with

Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend,

distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer,

liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of

Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a)

or (b) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

    In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a

Rights Certificate, to the extent feasible and in accordance with

Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate,

other securities.

     Section 26.  Notices.  Notices or demands authorized by this

Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be

sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:



               Ault Incorporated
               7300 Boone Avenue North

               Minneapolis, Minnesota 55428-1028 Attention:  Chief

               Executive Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail,

postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


               Norwest Bank Minnesota, N.A.

               161 N. Concord Exchange

               P.O. Box 738

               South St. Paul, Minnesota 55075-0738 Attention:

               Stock Transfer Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights

Certificate shall be sufficiently given or made if sent by first-

class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the

Company.

      Section 27.  Supplements and Amendments.  The Board and the

Rights Agent shall from time to time, if the Board so directs,

supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity,

(ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,

(iii) prior to the Distribution Date, to change or supplement any of the provisions hereunder which the Board may deem necessary ordesirable or (iv) following the Distribution Date, to change or supplement any of the provisions hereunder in any manner which the

Board may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an

Acquiring Person); provided, however, that this Agreement shall not be supplemented or amended in any way following the Distribution

Date unless such amendment is approved by a majority of the

Continuing Directors whose determination shall be final.  Upon the delivery of a certificate from an appropriate officer of the

Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or

amendment would adversely affect its interests under this

Agreement.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 28.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights

Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29.  Benefits of this Agreement.  Nothing in this

Agreement shall be construed to give to any Person other than the

Company, the Rights Agent and the registered holders of the Rights

Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the

Distribution Date, registered holders of the Common Stock).

     Section 30.  Administration of Agreement.  The Board or,

asprovided for herein, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company or as may be necessary or advisable in the admini stration of this Agreement, including without limitation the right and power to interpret the Agreement and to make all determinations deemed necessary or advisable for the administration of this

Agreement.  All such acts, interpretations and determinations done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent and the holders of the

Rights.  Accordingly, the Board and the Continuing Directors (as

the case may be) shall not be liable to the holders of Rights

Certificates or any other party for any determination made, action taken, or action omitted to be taken pursuant to the terms of this

Agreement, if such determination, action or omitted action was made or taken in good faith.

     Section 31.  Severability.  If any term, provision, covenantor restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or

unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 32.  Governing Law.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 33.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34.  Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and attested as of the day and year first above written.



                                        Ault Incorporated
Attest:

By___________________       By___________________________
     Its Secretary            Its Chief Executive Officer


                    NORWEST BANK MINNESOTA, N.A.




Attest:
By___________________    By____________________________
     Its________________  Its_________________________






Exhibit A

                              FORM OF
        CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
         OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                of
                         AULT INCORPORATED
 Pursuant to Section 302.401 of the Minnesota Business Corporation
                                Law


     We, Frederick M. Green, President, and Richard A. Primuth, Secretary, of Ault Incorporated, a corporation organized and existing under the Minnesota Business Corporation Act, in accordance with the provisions of Section 302A.401 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the said Corporation, the said Board of Directors on February 13, 1996 adopted the following resolution creating a series of Fifty Thousand (50,000) shares of preferred stock designated as Series A Junior
Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of preferred stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," no par value, and the number of shares constituting such series shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     Section 2.  Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock now or hereafter ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, no par value (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per whole share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after March 4, 1996 the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in such event the amount to which holders of Series A Junior Participating Preferred Stock are entitled shall be appropriately adjusted to reflect such reclassification or change.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

     (C)  The holders of shares of Series A Junior Participating
Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

     Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
     (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one hundred (100) votes, subject to adjustment in the manner set forth in Section 2(A), on all matters on which holders of the Common Stock or stockholders generally are entitled to vote.
     (B) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein or by applicable law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Series A Junior Participating Preferred Stock;

         (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein or as otherwise required by law.


     Section 6.  Liquidation, Dissolution or Winding Up.

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii) being herein referred to as the "Adjustment Number"). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall proportionately share in the remaining assets in the ratio of the Adjustment Number (per share of Preferred Stock) to 1 (per share of Common Stock).

    (B) In the event there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger etc. In case the Corporation shall enter into any consolidation, merger combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series A Junior
Participating Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's preferred stock which may hereafter be authorized as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in liquidating distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock. IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this ____ day of _______________, 1996.

Attest:
_______________________        ______________________________
Richard A. Primuth,            Frederick M. Green,
Secretary                      President

                                                        Exhibit B
                   [Form of Rights Certificate]

Certificate No. R-

     Rights

     NOT EXERCISABLE AFTER February 13, 2006, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT REFERRED TO HEREIN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.


                        Rights Certificate

                         Ault Incorporated

     This certifies that                       , or registered

assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 13, 1996 (the "Rights Agreement"), between Ault

Incorporated, a Minnesota corporation (the "Company"), and Norwest

Bank Minnesota, N.A. (the "Rights Agent"), to purchase from the

Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M.

Minneapolis, Minnesota time) on February 13, 2006 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non assessable  share of Series A Junior Participating Preferred Stock

(the "Preferred Stock") of the Company, at a purchase price of

Thirty-six Dollars ($36) per one one-hundredth of a share (the

"Purchase Price"), upon presentation and surrender of this Rights

Certificate with the Form of Election to Exercise duly executed.

The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of February 13, 1996, based on the

Preferred Stock as constituted at such date.





     If the Rights evidenced by this Rights Certificate are

beneficially owned by (i) an Acquiring Person or an Affiliate or

Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring

Person or Associate or Affiliate of such Acquiring Person except as provided in Section 4(b) of the Rights Agreement, or (iii) under certain circumstances, a transferee of persons who became an

Acquiring Person or Affiliate or Associate of such Acquiring Person following such transfer, such Rights shall become null and void upon the occurrence of a Flip-In Event described in Section

11(a)(ii) of the Rights Agreement and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such event.

    As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other

securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms,

provisions and conditions of the Rights Agreement, which terms,

provisions and conditions are hereby incorporated herein by

reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights,

limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights

Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under certain circumstances specified in such Rights Agreement.  Copies of the

Rights Agreement are on file at the above-mentioned office of the

Rights Agent and are also available upon written request to the

Rights Agent.

       This Rights Certificate, with or without other Rights

Certificates, upon surrender at the office or offices of the Rights

Agent designated for such purpose, may be exchanged for another

Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rightsevidenced by the

Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.  If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the

Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights

Certificates for the number of whole Rights not exercised.  If this

Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights

Agreement.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right.

    No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the

Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.









     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the

Right or Rights evidenced by this Rights

Certificate shall have been exercised as provided in the Rights

Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights

Agent.

     WITNESS the facsimile signature of the proper officers of

the Company.




Dated:   _________________



ATTEST:                       AULT INCORPORATED
_______________________       By_____________________________
Secretary                      Title:
Countersigned:

NORWEST BANK MINNESOTA, N.A.


By_____________________
  Authorized Signature





           [Form of Reverse Side of Rights Certificate]


                        FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)
     FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto _____________________

______________________________________________________________

(Please print name and address of transferee) this Rights

Certificate, together with all right, title and interest therein,

and does hereby irrevocably constitute and appoint

_____________________ Attorney, to transfer the within Rights

Certificate on the books of the within-named Company, with full power of substitution.

     The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

     (1)  this Rights Certificate





[    ] is


or



[    ] is not



being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of

an Acquiring Person (as such terms are defined in the Rights

Agreement); and



     (2)  the undersigned



[    ] did



or



[    ] did not






acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.




Dated: _________________



_______________________________
Signature

Signature Medallion Guaranteed:

                              NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.



                  FORM OF ELECTION TO EXERCISE
              (To be executed if holder desires to exercise Rights
               represented by the
                      Rights Certificate.)

To:  Ault Incorporated:

     The undersigned hereby irrevocably elects to exercise

____________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights)

and requests that certificates for such shares be issued

in the name of:


                  (Please print name and address)


                 (Please insert social security or other

                  identifying number)

     The Rights Certificate indicating the balance, if any, of such

Rights which may still be exercised pursuant to Section 11(a)(ii)

of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certifi cate be registered in the name of and delivered to:  (complete only if Rights Certificate is to be registered in a name other than the undersigned)









                  (Please print name and address)








                 (Please insert social security
                   or other identifying number)



     The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

       (1)  the Rights evidenced by this Rights Certificate

[    ] are

or

[    ] are not

being exercised by or on behalf of a Person who is or was an

Acquiring Person or an Affiliate or Associate of an Acquiring

Person (as such terms are defined in the Rights Agreement); and

     (2)  the undersigned

[    ] did

or

[    ] did not

acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.








Dated: _________________








________________________________
                             Signature
Signature Medallion Guaranteed:















                              NOTICE

     The signature to the foregoing Election to Exercise must

correspond to the name as written upon the face of this Rights

Certificate in every particular, without alteration or enlargement or any change whatsoever.



                                                        EXHIBIT C
               SUMMARY OF SHAREHOLDER RIGHTS PLAN




     On February 13, 1996 the Board of Directors of Ault Incorporated (the "Company") adopted a shareholder rights plan by declaring a dividend of one Right for each outstanding share of the Company's Common Stock, no par value (the "Common Stock"), to the Company's shareholders of record at the close of business on March 4, 1996 (the "Record Date"). Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred
Stock"), at a price of $36 per one one-hundredth of a share (the "Purchase Price"). The terms of the Rights are set forth in a Rights Agreement dated as of February 13, 1996 (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent.

     Initially, the Rights will be attached implicitly to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of ten days following (i) a public announce ment that, without the prior consent of the Board of Directors, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of voting securities having 15% or more of the voting power of the Company (the "Stock Acquisition Date"), or (ii) the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons having beneficial ownership of voting securities having 15% or more of the voting power of the Company (the earlier of such dates referred to in (i) and (ii) above being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates.

    The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certifi cates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date.
The Rights will expire on February 13, 2006, unless earlier redeemed by the Company as described below.

     In the event that any person becomes the beneficial owner of 15% or more of the voting power of the Company, ten (10) days thereafter (the "Flip-In Event") each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, Common Stock (or, in certain circumstances, a combination of cash, other property, Common Stock or other securities) which has a value of two times the Purchase Price of the Right (such right being called the "Flip In Right"). In the event that the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value of two times the Purchase Price of the Right (such right being called the "Flip-Over Right"). The holder of a Right will continue to have the FlipOver Right whether or not such holder exercises the Flip-In Right. Upon the occurrence of the Flip-In Event, any Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right.

     For example, at a Purchase Price of $36 per Right, if any person becomes the beneficial owner of 15% or more of the voting power of the Company, ten (10) days thereafter each Right other than a Right owned by such 15% beneficial owner would entitle its holder to purchase $72 worth of the Company's Common Stock (or other consideration, as noted above) for $36. Assuming that the Common Stock had a per share value of $6 at such time, the holder of each Right would effectively be entitled to purchase 12 shares of Common Stock for $36.

     Similarly, assuming, following the Stock Acquisition Date, the occurrence of a business combination with another entity in which the Company's Common Stock is converted or exchanged, or a sale of 50% or more of the Company's assets or earning power, each Right would entitle its holder to purchase $72 worth of the acquiring entity's stock for $36.

     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the voting power of the Company and prior to the acquisition by such person or group of 50% or more of the voting power of the Company, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

    At any time prior to the earlier to occur of (i) the tenth day after the Stock Acquisition Date, or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), which redemption shall be effective at such time as the Board of Directors shall establish. Additionally, the Continuing Directors may, following the Stock Acquisition Date, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that either (a) the Acquiring Person reduces his beneficial ownership to less than 15% of the voting power of the Company in a manner which is satisfactory to the Continuing Directors and there are no other Acquiring Persons, or (b) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person. The redemption of Rights described in the preceding sentence shall be effective only after ten (10) business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
    The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable. Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment of $100 per whole share of Preferred Stock. Each whole share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends and liquidations, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock will be issued unless the Company elects to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one onehundredth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     Until a Right is exercised, it will not entitle the holder to any rights as a shareholder of the Company (other than those as an existing shareholder), including, without limitation, the right to vote or to receive dividends.
     The terms of the Rights may be amended by the Board of Directors of the Company (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.
      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.